OPTION AGREEMENT

made between

IMA EXPLORATION INC.

and

WESTERN COPPER CORPORATION

August 15, 2008

TABLE OF CONTENTS

SECTION 1 - INTERPRETATION

2

1.01

Definitions

2

1.02

Headings

2

1.03

Extended Meanings

2

1.04

Statutory References

2

1.05

Currency

2

1.06

Schedules

2

1.07

Governing Law

2

1.08

Severability

2

1.09

Knowledge

2

1.10

References to Option Grantor Inclusive

2

1.11

Conditions Precedent

2

SECTION 2 - REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

2

2.01

Mutual Representations and Warranties

2

2.02

The Option Grantor’s Additional Representations and Warranties

2

2.03

Indemnification Regarding Representations and Warranties

2

SECTION 3 - OPTION

2

3.01

First Option

2

3.02

Second Option

2

3.03

Third Option

2

3.04

No Obligation to Exercise Option

2

SECTION 4 – FORMATION OF JOINT VENTURE

2

4.01

Joint Venture Formation

2

4.02

Modification to Joint Venture Agreement Terms and Transaction Structure

2

4.03

Initial Interest

2

SECTION 5 - OPTION PERIOD RIGHTS AND OBLIGATIONS

2

5.01

The Option Earner’s Right of Entry

2

5.02

The Option Earner’s Obligations

2

5.03

The Option Grantor’s Obligations

2

5.04

Registered Title

2

SECTION 6 - OTHER ACTIVITIES AND INTERESTS

2

6.01

Other Activities and Interests

2

SECTION 7 - TRANSFERS

2

7.01

Limitation on Transfers

2

7.02

Permitted Transfers

2

7.03

Additional Obligation of Transferee from Option Earner

2

7.04

Conditions of any Transfer

2

SECTION 8 - FORCE MAJEURE

2

8.01

Suspension of timing of obligation

2

- ii -

8.02

Notification and obligation to remove cause

2

8.03

Labour disturbances or other disputes

2

8.04

Exemption

2

SECTION 9 - CONFIDENTIAL INFORMATION

2

9.01

Confidential Information

2

9.02

Information in Public Domain

2

9.03

News Releases

2

SECTION 10 - DISPUTE RESOLUTION

2

10.01

Arbitration

2

10.02

Conduct of Arbitration

2

SECTION 11 - TERMINATION

2

11.01

Termination by Notice

2

11.02

Termination by Expiry

2

11.03

Termination by Exercise

2

11.04

Termination for Default

2

11.05

No Other Termination

2

11.06

Effect of Termination

2

SECTION 12 - NOTICE

2

12.01

Method

2

12.02

Amending Addresses

2

SECTION 13 - GENERAL

2

13.01

Entire Agreement

2

13.02

No Waiver of Breaches

2

13.03

Further Assurances

2

13.04

Manner of Payment

2

13.05

Enurement

2

13.06

Special Remedies

2

13.07

Remedies Cumulative

2

13.08

Time of the Essence

2

13.09

Counterparts

2

13.10

Facsimiles, Etc.

2

OPTION AGREEMENT

THIS AGREEMENT made as of the 15th day of August, 2008

BETWEEN:

IMA EXPLORATION INC., a corporation existing under the laws of the Province of British Columbia

(the “Option Earner”)

-and-

WESTERN COPPER CORPORATION, a corporation existing under the laws of the Province of British Columbia

(the “Option Grantor”)

WHEREAS the Option Grantor owns a 100% interest in the Assets, through its wholly-owned indirect subsidiary, Moraga Resources Ltd. (“Moraga”);

AND WHEREAS the Option Earner wishes the option to acquire an interest in the Assets from the Option Grantor on the terms set out in this Agreement;

AND WHEREAS the Option Grantor has agreed to grant the Option;

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

SECTION 1 - INTERPRETATION

1.01

Definitions

For the purposes of this Agreement the following words and phrases will have the following meanings:

(1)

 “Accounting Principles and Standards” means the accounting principles and standards approved from time to time by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such financial statements are prepared;

(2)

“Agreement” means this agreement, including its recitals and schedules, as amended from time to time;

(3)

“Affiliate” means, in respect of a party hereto, a corporation with which that party is affiliated within the meaning of the Business Corporations Act (British Columbia) and includes a partnership over which a party exercises control;

(4)

“Applicable Laws” means the legislation and regulations thereunder of the Province of British Columbia, including the legislation and regulations governing the acquisition, disposition and development of Mineral Rights;

(5)

"Area of Interest" shall mean that area within five (5) kilometers of the external perimeter of the Property which is not as at the date of this Agreement subject to an existing agreement between the Option Grantor or Option Earner and a third party;

(6)

“Assessment Work” means such work as is required to be carried out in order to keep the Mineral Rights in good standing in accordance with the Mineral Tenure Act (British Columbia) and the regulations thereunder;

(7)

“Assets” means the Property, the Existing Data, the Products and all other real or personal property, tangible or intangible, held by the Option Grantor or its Affiliates upon the Effective Date in relation to the Exploration on the Property;

(8)

“Business Day” means a day, other than a Saturday or a Sunday or statutory holiday in Vancouver, British Columbia;

(9)

“Change of Control”, as used in reference to the Option Earner, means the acquisition by any person or group of persons acting jointly or in concert, whether directly or indirectly, of voting securities (as defined in the Securities Act (British Columbia)) of the Option Earner, which, when added to all other voting securities then held by such person or group of persons acting jointly or in concert, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Option Earner;

(10)

“Development” means all preparation (other than Exploration and Mining) for the removal and recovery of ores, minerals and mineral resources from the Property, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of ores, minerals and mineral resources, related environmental compliance and financing;

(11)

“Disclosed Encumbrances” means the encumbrances against the Property described in Schedule C;

(12)

“Effective Date” means the date upon which (i) the Exchange notifies the last party requiring Exchange approval that it has approved unconditionally, or upon conditions acceptable to the parties, this Agreement, or (ii) the parties determine that such approval by the Exchange is not required by either party, in which case the Effective Date will mean the date the Agreement is signed by both parties;

(13)

“Exchange” means any stock exchange on which the respective securities of the parties are listed, from time to time;

(14)

“Expenditures” means all items of outlay, deposits or expenses whatsoever, direct or indirect, incurred on Exploration and Development of the Property and other related expenditures including the preparation of a Pre-Feasibility Study and Feasibility Study;

(15)

“Existing Data” means maps, drill logs and other drilling data, core tests, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other material information related to the Property in the possession, or under the control, of the Option Grantor;

(16)

“Exploration” means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of mineral deposits on the Property, including additional drilling required after discovery of mineral deposits, and includes related environmental compliance;

(17)

“Feasibility Study” means a comprehensive document or documents that addresses all matters which are customarily required for an effective assessment of the technical and economic viability of proceeding with commercial Mining of the Property sufficient to be included in and support all necessary permitting applications and to arrange development financing (if such document were to conclude commercial Mining was viable) and is in the form and with the content required for the purposes of NI 43-101;

(18)

“Governmental Authorities” means any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances;

(19)

“Joint Venture” means a joint venture formed between the parties pursuant to Section 4.01(1);

(20)

“Joint Venture Agreement” means a joint venture agreement incorporating the Joint Venture Agreement Terms to be executed and delivered by the parties hereto, as may be modified by Section 4.02;

(21)

“Joint Venture Agreement Terms” means the terms to be incorporated in the Joint Venture Agreement set out in Schedule B;

(22)

“Letter Agreement” means the letter agreement from the Option Earner to the Option Grantor dated April 24, 2008 regarding the Option, as amended on May 7, 2008;

(23)

“Mineral Rights” means exploration permits, mining claims, mineral concessions, leases, surface rights, water rights and other rights relating to minerals or to access minerals and other forms of mineral title under the laws of the Province of British Columbia, whether contractual, statutory or otherwise;

(24)

“Mining” means the mining, extracting, producing, handling, milling or other processing or beneficiation of ores, minerals and mineral resources, disposal of overburden and the filling and rehabilitation of mined areas and includes all related environmental compliance;

(25)

“Moraga” means Moraga Resources Ltd., a wholly-owned indirect subsidiary of the Option Grantor;

(26)

“NI 43-101” means National Instrument 43-101 Standards of Disclosure for Mineral Projects adopted by the Canadian Securities Administrators;

(27)

“Option” means, collectively, the First Option, the Second Option and the Third Option granted to the Option Earner pursuant to Section 3 to acquire up to an undivided 70% interest in the Assets;

(28)

“Option Period” means the period commencing the date hereof and ending on the date of termination of this Agreement under Section 11;

(29)

“Post Option Interests” means the respective interests of the Option Earner and the Option Grantor in the Assets as a result of the Option Earner exercising the Option, or any portion thereof, which shall be deemed to be either:

(a)

if the Option Earner has exercised the First Option and has elected not to exercise the Second Option, a 49% interest in the Assets with respect to the Option Earner and a 51% interest in the Assets with respect to the Option Grantor;

(b)

if the Option Earner has exercised the First Option and the Second Option and has elected not to exercise the Third Option, a 65% interest in the Assets with respect to the Option Earner and a 35% interest in the Assets with respect to the Option Grantor; or

(c)

if the Option Earner has exercised the First Option, the Second Option and the Third Option, a 70% interest in the Assets with respect to the Option Earner and a 30% interest in the Assets with respect to the Option Grantor.

(30)

“Pre-Feasibility Study” means a comprehensive document or documents that addresses all matters which are customarily required for an effective assessment of the economic viability of proceeding toward a Feasibility Study and is in the form and with the content required for the purposes of NI 43-101;

(31)

“Products” means all ores, minerals and mineral resources produced from the Property;

(32)

 “Property” means the Mineral Rights and Surface Rights held by the Option Granter as at the date hereof and as described in Schedule A hereto, as they may be augmented or reduced over the term of the Option, in accordance with this Agreement (such augmented Mineral Rights, Surface Rights and related Existing Data and Products, the “Additional Assets”); and

(33)

“Surface Rights” means any interest in any real property, whether freehold, leasehold, license, right of way, easement or any other surface or other right in relation to real property, but not including any Mineral Rights.

1.02

Headings

The division of this Agreement into Sections and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.  The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof.  Unless something in the subject matter or context is inconsistent therewith, references herein to Sections and Schedules are to Sections of and Schedules to this Agreement.

1.03

Extended Meanings

In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and Governmental Authorities.  The term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any person other than the Option Grantor and the Option Earner.

1.04

Statutory References

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

1.05

Currency

All references to currency herein are to lawful money of Canada.

1.06

Schedules

The following schedules are incorporated into this Agreement by reference:

Schedules

Description

Schedule A

Description of the Property

Schedule B

Joint Venture Agreement Terms

Schedule C

Disclosed Encumbrances

For purposes of this Agreement, information disclosed in any Schedule will be deemed to be disclosed for all purposes including disclosure in any other Schedule.

1.07

Governing Law

This Agreement will be construed and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein and, except where matters are expressed herein to be subject to arbitration, the courts of such province will have exclusive jurisdiction to hear and determine all disputes arising hereunder.

1.08

Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, the remaining provisions will nevertheless be and remain valid and subsisting and the said remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

1.09

Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Option Grantor, the Option Grantor confirms that it has made due and diligent inquiry of such persons (including appropriate officers of the Option Grantor) as it considers necessary as to the matters that are the subject of the representations and warranties.

1.10

References to Option Grantor Inclusive

Wherever in this Agreement reference is made to the Option Grantor in respect of any obligation which may only be performed by Moraga or any other subsidiary or Affiliate of the Option Grantor, such obligation will be deemed to be an obligation of the Option Grantor to cause Moraga or such other subsidiary or Affiliate of the Option Grantor, as appropriate, to perform such obligation.

1.11

Conditions Precedent

(1)

If approval of this Agreement by the Exchange is required by either party or by both parties, the obligations of the parties under this Agreement shall be subject to and do not become binding until the Exchange has approved unconditionally, or upon conditions acceptable to the parties, this Agreement.

(2)

The parties will use their reasonable commercial efforts to satisfy the condition precedent in Section 1.11(1) and, in particular, each party will, promptly after signing this Agreement, submit it to the Exchange for filing if it is determined by such party that Exchange approval is required.

SECTION 2- REPRESENTATIONS, WARRANTIES
AND ACKNOWLEDGEMENTS

2.01

Mutual Representations and Warranties

Each party represents and warrants to the other party hereto that:

(a)

it is a body corporate duly incorporated or continued, organized and validly subsisting under the laws of its incorporating or continued jurisdiction;

(b)

it has full power and authority to carry on its business and to enter into this Agreement;

(c)

neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(d)

the execution and delivery of this Agreement does not violate or result in the breach of the laws of any jurisdiction applicable to a party or pertaining thereto or of its constating documents;

(e)

all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder; and

(f)

this Agreement constitutes a legal, valid and binding obligation of the party enforceable against it in accordance with its terms.

2.02

The Option Grantor’s Additional Representations and Warranties

The Option Grantor represents and warrants to the Option Earner on its own behalf, and on behalf of Moraga, as appropriate, that:

(a)

the Property is fully and accurately described in Schedules A and C, including all liens, charges, royalties and encumbrances;

(b)

the Mineral Rights comprising the Property are in good standing as at the date of this Agreement under Applicable Laws;

(c)

save as described in Schedule C, the Mineral Rights comprising the Property are free and clear of all liens, charges, royalties and encumbrances;

(d)

the Mineral Rights comprising the Property have been properly and legally acquired;

(e)

Moraga is the sole legal and beneficial holder of the Mineral Rights comprising the Property save for certain Mineral Rights which are beneficially held by Lurprop Holdings Inc. (“ Lurprop ”), which beneficial interest the Option Grantor is entitled to cause Lurprop, and shall cause Lurporp, to transfer to Moraga within ninety (90) days of  the Effective Date ;

(f)

other than the Disclosed Encumbrances, there is no adverse claim or challenge against or to ownership of or title to any of the Mineral Rights comprising the Property (including, without limitation, any native title claim), nor is there any basis therefore or interest therein, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the Mineral Rights comprising the Property;

(g)

it has received no notice and has no knowledge of any proposal to terminate or vary the terms of any rights comprised in the Property, from any government or other regulatory authority;

(h)

to the knowledge of the Option Grantor, no proceedings are pending and it is not aware of any basis for the institution of any proceedings leading to the dissolution or winding-up of the Option Grantor or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(i)

to the knowledge of the Option Grantor, there are no actions, suits or proceedings:

(i)

pending or threatened against the Option Grantor which adversely affect, or which could adversely affect, the Option Grantor or the Assets, or

(ii)

under any Applicable Laws;

(j)

to the knowledge of the Option Grantor, there are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of operations related thereto and there have been no activities on or in relation to the Property that are, or were, in violation of any environmental law, regulations or regulatory prohibition or order, and conditions on and relating to the Property are in compliance in all material respects with such laws, regulations, prohibitions and orders;

(k)

all material information known to the Option Grantor , in respect of the Mineral Rights comprising the Property, and in respect of the other Assets , has been provided by the Option Grantor to the Option Earner; and

(l)

all information provided by the Option Grantor to the Option Earner in respect of the Mineral Rights comprising the Property and in respect of the other Assets was true and correct in all material respects at the time of provision and no relevant material information or knowledge has been withheld from the Option Earner by the Option Grantor.

2.03

Indemnification Regarding Representations and Warranties

Each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice to its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

SECTION 3 - OPTION

3.01

First Option

(1)

The Option Grantor hereby grants to the Option Earner the right to earn up to a 49% undivided beneficial interest in the Assets (the “First Option”), which the Option Earner may exercise, in its sole discretion , except as provided in Section 3.04 with respect to Section 3.01(1)(a), by:

(a)

incurring minimum Expenditures of $1,900,000 on or before the first anniversary of the Effective Date (the “Initial Exploration Deadline”);

(b)

providing written notice to the Option Grantor not later than twenty (20) Business Days from the Initial Exploration Deadline that the Option Earner elects to proceed with the steps in Section 3.01(1)(c) below for the purpose of exercising the First Option; and

(c)

incurring minimum Expenditures of $13,100,000 and completing and delivering to the Option Grantor a Pre-Feasibility Study on or before the third anniversary of the Effective Date ;

provided that, if on or before the third anniversary of the Effective Date, the Option Earner has incurred Expenditures of at least $13,000,000 and a Pre-Feasibility Study cannot be effectively and efficiently completed on or before such date as a result of a shortage of technical or other resources beyond the Option Earner’s control acting in good faith, the Option Grantor shall grant the Option Earner an extension (the “ First Option Extension ”) of up to six (6) months from the third anniversary of the Effective Date to incur the minimum Expenditures in Section 3.01(a) and Section 3.01(c) and deliver a Pre-Feasibility Study as provided in accordance with Section 3.01(1)(c).

(2)

Upon the date that the Option Earner exercises the First Option by completing the requirements of Sections 3.01(1)(a), 3.01(1)(b), and 3.01(1)(c), the Option Earner shall be vested with a 49% undivided beneficial interest in the Assets such that the respective interests of the parties in the Assets on the date the First Option is completed will be as follows: 49% the Option Earner; and 51% the Option Grantor.

3.02

Second Option

(1)

Subject to the exercise of the First Option, the Option Grantor hereby grants to the Option Earner the right to increase its undivided beneficial interest in the Assets a further 16% (the “Second Option”), which the Option Earner may exercise in its sole discretion by:

(a)

providing written notice to the Option Grantor not later than twenty (20) Business Days following the exercise of the First Option that the Option Earner elects to proceed with the Second Option; and

(b)

completing and delivering to the Option Grantor a Feasibility Study on or before the first anniversary of the delivery to the Option Grantor of the Pre-Feasibility Study;

provided that, if:

(c)

the period in which to exercise the First Option by the Option Earner was not extended by the full six (6) month extension period in accordance with the First Option Extension; and

(d)

the Option Earner cannot effectively and efficiently complete and deliver to the Option Grantor a Feasibility Study on or before the first anniversary of the delivery to the Option Grantor of the Pre-Feasibility Study as a result of a shortage of technical or other resources beyond the Option Earner ’s control acting in good faith;

the Option Grantor shall grant the Option Earner an extension in order to complete and deliver a Feasibility Study in accordance with Section 3.02(1)(b), which extension shall be up to the difference between: (i) six (6) months; and (ii) the actual extension period required by the Option Earner in accordance with the First Option Extension to exercise the First Option.

(2)

Upon the date that the Option Earner exercises the Second Option by completing the requirements of Sections 3.02(1)(a) and 3.02(1)(b), the Option Earner shall be vested with an additional 16% undivided beneficial interest in the Assets such that the respective interests of the parties in the Assets on the date the Second Option is completed will be as follows: 65% the Option Earner; and 35% the Option Grantor.

3.03

Third Option

(1)

Subject to the exercise of the Second Option, the Option Grantor hereby grants to the Option Earner the right to increase its undivided beneficial interest in the Assets a further 5% (the “Third Option”), which the Option Earner may exercise in its sole discretion by:

(a)

providing written notice to the Option Grantor no later than twenty (20) Business Days following the exercise of the Second Option that the Option Earner elects to proceed with the Third Option; and

(b)

the Option Earner receiving and delivering to the Option Grantor, on or before the first anniversary of the delivery to the Option Grantor of the Feasibility Study, for the benefit of the Joint Venture all required permits for Mining to commence on the Property;

provided that , the Option Grantor may, in its sole discretion, grant the Option Earner an extension of six (6) months to permit the Option Earner to meet its obligations under Section 3.03(1)(b) if the Option Grantor, acting reasonably , determines that all required Mining permitting applications have been filed, at least one (1) month prior to the deadline in Section 3.03(1)(b) for delivery of the required permits with the appropriate permitting agency, but the permitting agency has not issued, and has not yet declined to issue, such permits.

(2)

Upon the date that the Option Earner exercises the Third Option, the Option Earner shall be vested with an additional 5% undivided beneficial interest in the Assets such that the respective interests of the parties in the Assets on the date the Third Option is completed will be as follows: 70% the Option Earner; and 30% the Option Grantor.

3.04

No Obligation to Exercise Option

Except for the Expenditures in Section 3.01(1)(a), which are mandatory, the Option Earner may cease all actions required to exercise the First Option, the Second Option or the Third Option at any time and shall not be required to do any further acts or incur any further Expenditures in respect of such options, notwithstanding whether it has elected or taken steps to exercise the First Option, the Second Option or the Third Option. The Option Grantor shall not reimburse the Option Earner for any Expenditures made in respect of any uncompleted option.

SECTION 4 – FORMATION OF JOINT VENTURE

4.01

Joint Venture Formation

(1)

Upon the date that the Post Option Interests are first determinable, the Option Earner and the Option Grantor will be deemed to have formed a joint venture for the purpose of carrying out all such acts which are necessary or appropriate, directly or indirectly to carry out Exploration, Development and Mining on the Property.

(2)

The Option Earner and the Option Grantor will negotiate in good faith and subject to Section 4.02, enter into a Joint Venture Agreement incorporating the Joint Venture Agreement Terms prior to, but in any event, no later than 90 days after the deemed formation of the Joint Venture.

4.02

Modification to Joint Venture Agreement Terms and Transaction Structure

The Option Earner will provide such advance notice to the Option Grantor as is practicable as to the date that the Post Option Interests may be determinable and upon such notice, the Option Earner and the Option Grantor will as soon as is reasonably practicable:

(a)

meet to review the Joint Venture Agreement Terms and to propose any changes thereto; any changes which are agreed to will be incorporated into the Joint Venture Agreement Terms; and

(b)

jointly and in good faith endeavour determine the appropriate corporate and transaction structure in the Joint Venture with a view to maximizing organizational and operational efficiencies and to minimizing tax and other related legal concerns.

If the parties do not execute the Joint Venture Agreement within the 90 day period set forth in Section 4.01(2), then the Joint Venture Agreement Terms (including such amendments as may be agreed by the parties pursuant to this Section ) shall constitute the Joint Venture Agreement.

4.03

Initial Interest

Upon the formation of the Joint Venture each of the Option Earner and the Option Grantor will have an initial participating interest in the Joint Venture that is equal to their respective Post Option Interests.

SECTION 5- OPTION PERIOD RIGHTS AND OBLIGATIONS

5.01

The Option Earner’s Right of Entry

(1)

Throughout the Option Period the Option Earner will be the party appointed to conduct Exploration and related evaluation activities with respect to the Property (the “Operator”) and its employees, agents and independent contractors will have the exclusive right in respect of the Property to:

(a)

enter thereon;

(b)

have exclusive and quiet possession thereof;

(c)

determine and carry out, in its sole discretion, Exploration and related evaluation activities, including the removal of ores, minerals and metals from the Property; and

(d)

bring upon and erect upon the Property such structures and other facilities as may be necessary or advisable to carry out Exploration and related evaluation activities.

(2)

The Option Earner’s rights pursuant to this Section 5.01 will at all times be subject to: (i) any restrictions that may be required by Applicable Laws or by relevant regulatory authorities in the Province of British Columbia; and (ii) to rights of entry and access reserved to the Option Grantor hereunder.

5.02

The Option Earner’s Obligations

(1)

The Option Earner is obligated during the Option Period:

(a)

to maintain in good standing on an annual basis those Mineral Rights comprised in the Property that are in good standing on the Effective Date by filing of the Assessment Work pursuant to the Expenditure obligations in Section 3 or by making payments in lieu of the minimum Assessment Work, and filing of all necessary reports and by the doing of all other acts and things and making all other payments which may be necessary in that regard in compliance with Applicable Laws, and to refrain from any conduct or activity that might jeopardize title to or the status of the Property;

(b)

to conduct all work on or with respect to the Property in a manner consistent with good exploration practices and in compliance with Applicable Laws and all other applicable laws, rules, orders and regulations, including laws, rules, orders and regulations relating to environmental matters;

(c)

to keep the Property free and clear of all liens, charges and encumbrances arising from its operations hereunder (except liens for taxes not yet due and liens contested in good faith by the Option Earner ) and to proceed with all diligence to contest and discharge any lien, charge or encumbrance that is filed or created;

(d)

to permit the directors, officers, employees and designated consultants and agents of the Option Grantor, at their own risk, access to the Property at all reasonable times; provided that the Option Grantor will indemnify the Option Earner against and save it harmless from all costs, claims, liabilities and expenses that the Option Earner may incur or suffer as a result of any injury (including injury causing death but excluding injury arising from the negligence, gross negligence or wilful act of the Option Earner or any of its directors, officers, employees, designated consultants or agents) to any director, officer, employee, designated consultant or agent of the Option Grantor while on the Property;

(e)

upon reasonable notice to the Option Earner, to provide to the directors, officers, employees and designated consultants and agents of the Option Grantor any and all data resulting from Exploration activity or other field operations, including but not limited to maps, drill logs, core tests, pulps, reports, surveys, assays and analyses; if so requested by Option Grantor, to name Option Grantor as an addressee of any technical report prepared by Option Earner in respect of the Property; and to cooperate and assist Option Grantor in the preparation of any technical reports separately required by Option Grantor for the purpose of Applicable Laws and policies and rules of any Exchange ;

(f)

to deliver to the Option Grantor within twenty (20) Business Days of the end of each quarter (based on calendar years) progress reports containing information on Exploration activity and results during active field operations along with reasonable details of Expenditures made, and to meet at least once with the Option Grantor, within the first two months of each calendar year, to discuss the Exploration and other activities of the Option Earner respecting the Property; and

(g)

indemnify and save the Option Grantor harmless in respect of any and all costs, claims, liabilities and expenses directly arising out of the Option Earner’s activities on the Property and maintain adequate general commercial liability insurance in connection with its activities.

(2)

If the Option is terminated other than by its exercise the Option Earner will deliver to the Option Grantor copies of all data, including but not limited to maps, drill logs and other drilling data, core tests, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records and other material information related to the Property, developed by or in the possession of the Option Earner together with reasonable details of Expenditures made and leave the Property in as safe a condition as that which existed on the Effective Date.

5.03

The Option Grantor’s Obligations

The Option Grantor is obligated during the Option Period (and for such purposes reserves the right to enter and enjoy access to the Property at any reasonable time):

(a)

to refrain from any conduct or activity , including omissions or failures to act, that might jeopardize title to or the status of the Property or hinder the ability of the

Option Earner to fulfil its obligation under Section 5.02 to keep the Property in good standing or to exercise the Option;

(b)

to refrain from agreeing to any amendment to or waiver in respect of the terms of:

(i)

the Mineral Rights comprised in the Property; and

(ii)

any other agreement related to the Property;

without the prior written consent of the Option Earner;

(c)

to promptly deliver to the Option Earner any notices, demands, or other communications relating to the Property that the Option Grantor receives from any government or regulatory authority or any third party;

(d)

immediately upon the Effective Date, deliver any documented Existing Data to the Option Earner;

(e)

to deliver any updates, corrections, deletions or additions to the Existing Data to the Option Earner immediately upon becoming aware of such updates, corrections, deletions or additions; and

(f)

to meet at least once with the Option Earner, within the first two months of each calendar year, to discuss the Exploration and other activities of the Option Earner respecting the Property.

5.04

Registered Title

During the Option Period:

(a)

the Option Grantor shall cause Moraga to be and to remain the registered holder of the Mineral Rights comprised in the Property as they exist on the date hereof or as are acquired thereafter in accordance with Section 6.01(2); provided that, during the Option Period, the Option Grantor shall cause Moraga, as the registered holder of the Property, to hold legal title to the Property in trust for the parties and subject to the terms of this Agreement ; and

(b)

the Option Earner will be entitled to register in its name a caveat, charge or other notation against the Property pursuant to the provisions of Applicable Laws to protect the Property and the priority of the Option Earner’s interest from unauthorized encumbrances and transactions ..

SECTION 6 - OTHER ACTIVITIES AND INTERESTS

6.01

Other Activities and Interests

(1)

This Agreement and the rights and obligations of the parties hereunder are strictly limited to the Assets and no partnership, joint venture, agency relationship or fiduciary relationship between the parties is created, other than as set out in Section 4 upon exercise of the Option.

(2)

The parties hereby agree that each and every mineral claim (including internal fractions), or interest therein which they may stake or otherwise acquire during the currency of this Agreement and any Joint Venture and which lies in whole or in part within the Area of Interest, shall at the option of the other party, form a part of the Property.  Either party shall, upon acquisition of any additional claims, give notice to the other party of all such additional claims which it may acquire and thereafter the other party shall have 30 days within which to give notice of its desire to have such additional claims form part of the Property and to pay to the other party its proportionate share of acquisition costs.  The parties shall be responsible to pay their proportionate share of costs of acquiring the additional claims in accordance with their then interests in the Property, which shall until such time as the Option Earner exercised the First Option be for the Option Earner 49%.  All title to such additional claims shall be held subject to the terms of this Agreement or the Joint Venture Agreement , as applicable.

(3)

During the term of this Agreement and the Joint Venture, no party will, without the prior written consent of the other party ("Other Party"):

(a)

commence a take-over bid or exchange offer for any of the Other Party's securities;

(b)

acquire, offer or agree to acquire, directly or indirectly, by purchase or otherwise, securities of the other party that would result in the party, together with the party's directors, officers, employees, agents or representatives (collectively the "Representatives"), holding more than 5% of the issued and outstanding voting securities of the Other Party or securities convertible into voting securities, or direct or indirect rights to acquire any voting securities of the other party or any subsidiary thereof, or of any successor to or person in control of the Other Party or any assets of the Other Party or any subsidiary or division thereof or of any such successor or controlling person of the Other Party;

(c)

make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Other Party or its subsidiaries or affiliates;

(d)

make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any business combination or extraordinary transaction involving the Other Party or any of its subsidiaries or affiliates or any of their respective securities or assets; or

(e)

form, join, or in any way participate in a group which is acting in concert or in connection with any of the foregoing.

If, notwithstanding the prohibitions set forth in this Section 6.01(3), a party, any Representatives or a subsidiary or affiliate of the party acquires any interest in contravention of this Section 6.01(3), the party will notify the Other Party of such acquisition within 30 days immediately following the date of such acquisition and agrees, whether or not such notice has been given, if requested to do so by the Other Party, to convey or cause to be conveyed such interest to the Other Party as soon as practicable thereafter in consideration of the payment by the Other Party to the party of the sum of CDN$1.00 ..  In the event of the announcement of an unsolicited third party take-over bid or exchange offer for the securities of the Other Party, the restrictions in Section 6.01(3) will cease to apply.

Save as otherwise provided in this Agreement, each party will have the free and unrestricted right to enter into, conduct and benefit from business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other party or inviting or allowing the other to participate, however, the parties do have an obligation to act towards the other in good faith with respect to this Agreement.

SECTION 7 - TRANSFERS

7.01

Limitation on Transfers

(1)

Except as expressly permitted under and in accordance with this Agreement, no party shall transfer, convey, assign, mortgage, grant an option in respect of, grant a right to purchase or in any other manner dispose of or alienate any or all of its direct or indirect interest in the Assets or transfer or assign any of its rights under this Agreement, including, for greater certainty in respect of the Option Grantor, transferring, either directly or indirectly, its ownership of Moraga, (a “Transfer”) without following the procedure set out in this Section 7.01.  Any party transferring or proposing to Transfer under this Agreement is hereinafter referred to as a “Transferring Party”.

(2)

If at any time the Transferring Party intends to offer to or receives a bona fide written offer (each an "Offer") which it is willing to accept from a party with whom it is dealing at arm’s length (a “Third Party”) to undertake a Transfer of any of the Transferring Party's interest in this Agreement (the “Transferring Party Ownership Interest”), the Transferring Party, before making or accepting the Offer, as the case may be, will deliver a notice to the other party (the “Second Party”), which notice shall set out:

(a)

the Transfer price expressed in Canadian dollars.  If the Offer is denominated in shares of the Third Party, the 20 day volume-weighted average closing price (“VWAP”) in Canadian dollars shall be used to calculate the Transfer price;

(b)

the name and address of the Third Party and, if the Third Party is a corporation, (i) the names and address of each of the individuals who ultimately directly or indirectly control or controls the Third Party (and of each of the directors and officers and controlling shareholders of any intervening corporation in the chain of shareholders between the Third Party and such individuals, and of each of such intervening corporations) or (ii) where the Third Party is a corporation whose shares are publicly traded and which files information publicly available through securities regulatory authorities in North America, a statement to that effect;

(c)

the material terms and conditions of the Transfer;

(d)

evidence sufficient to establish that such Third Party has the power and capacity, including financial, to complete the Transfer contemplated by the Offer;

(e)

together with a copy of the proposed or signed Offer; and

(f)

all other material terms of the Offer,

(3)

The Second Party shall have the right to:

(a)

elect to purchase the Transferring Party Ownership Interest on the same terms and conditions as those contained in the Offer; or

(b)

elect to participate in the Offer and require the Third Party to purchase all of the Second Party’s interest in this Agreement (the “Second Party Ownership Interest”) on the same terms and conditions as those contained in the Offer.

(4)

If the Second Party fails to deliver, within 30 days of the notice of the Offer, to the Transferring Party a notice that the Second Party is electing to exercise one of its rights under Sections 7.01(3)(a) or 7.01(3)(b), the Transferring Party may Transfer all, but not less than all, of the Transferring Party Ownership Interest to any Third Party within three months after the expiry of the 30 day period set out herein.  Any such Transfer must be at a price not less than the Transfer price contained in the Offer and on other terms no more favourable to such Third Party than those contained in the Offer.  If the Transferring Party Ownership Interest is not Transferred within such three month period on such terms, the rights of the Second Party pursuant to this Section 7.01 will again take effect.

7.02

Permitted Transfers

Subject to Section 7.03, nothing in this Section 7 will prevent:

(a)

a Transfer by the Transferring Party of all of its interest in the Property and a Transfer of all its rights under this Agreement to an Affiliate;

(b)

an amalgamation or corporate reorganization involving a party hereto which has the effect in law of the amalgamated or surviving corporation possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor corporation;

(c)

any transaction with another party hereto; or

(d)

a sale, forfeiture, charge, withdrawal, transfer or other disposition or encumbrance which is otherwise specifically required or permitted under this Agreement.

7.03

Additional Obligation of Transferee from Option Earner

(1)

If the Option Grantor is the Second Party under Section 7.01(3) and has not made an election in accordance with Sections 7.01(3)(a) or 7.01(3)(b), the Transferring Party shall include in any agreement of Transfer with Third Party a clause requiring Third Party and, from time to time, any other assignee of all or any part of such interest, as the case may be, to covenant and agree to pay to the Option Grantor:

(a)

the sum of $500,000 on the day that is the fourth (4th) anniversary of the date of exercise of the Second Option if, on that date, the Joint Venture shall not have commenced commercial production on the Property; and

(b)

on the anniversary date each year thereafter of the payment contemplated in Section 7.03(1)(a) the amount paid in the previous year plus 15% if, on that date, the Joint Venture shall not have commenced commercial production on the Property;

provided that no payment shall be required under Sections 7.03(1)(a) or 7.03(1)(b) if, in the applicable period for such payment, the delay in commencing commercial production on the Property is outside the reasonable control of the Third Party or the market conditions are such that it would be commercially unreasonable, considering all the circumstances, for the Joint Venture to commence commercial production on the Property.

(2)

For the purposes of this Section 7.03, the term “Third Party” expressly includes any person or group of persons acting jointly or in concert that obtains control of the Option Earner after the Effective Date as a result of a Change of Control.

7.04

Conditions of any Transfer

As a condition of any Transfer pursuant to this Section 7, any purchaser of the Assets or the Transferring Party Ownership Interest must covenant and agree to be bound by this Agreement, including this Section 7, and, prior to the completion of any such Transfer, such purchaser will deliver to the Second Party notice to that effect in a form satisfactory to the Second Party, acting reasonably. Notwithstanding any such Transfer the Transferring Party will remain liable for all of its obligations hereunder unless released by the Second Party, and for such purpose the Second Party agrees to act reasonably.

SECTION 8 - FORCE MAJEURE

8.01

Suspension of timing of obligation

Subject to Section 8.04 , the obligations of the parties pursuant to this Agreement shall be suspended to the extent and for the period that performance of any obligation of such party is prevented by the following causes, whether foreseeable or unforeseeable, and beyond its reasonable control :

(1)

labour disputes;

(2)

Acts of God;

(3)

laws, instructions, actions or requests of any governmental authority;

(4)

any litigation or administrative process which reasonably has the effect of delaying work on the Property and judgments or orders of any court or tribunal;

(5)

curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Applicable Laws;

(6)

acts of war or conditions arising out of or attributable to war, whether declared or undeclared;

(7)

riot;

(8)

civil strife, terrorism, insurrection or rebellion; including any steps taken by any governmental authorities in response to any such matters;

(9)

fire, explosion, earthquake;

(10)

accidents that materially impair the ability of the Option Earner to complete its obligations hereunder;  or

(11)

actions by First Nations groups, native rights groups, environmental groups, or other similar special interest groups.

8.02

Notification and obligation to remove cause

Any party claiming suspension of its obligations pursuant to Section 8.01 will promptly notify the other party to that effect and will take and continue to take all reasonable steps to remove or remedy the cause of the prevention or delay insofar as it is reasonably able so to do and as soon as possible.

8.03

Labour disturbances or other disputes

The terms of settlement of any labour disturbance, dispute, strike or lock-out, or any other disturbance or dispute, including disturbances or disputes with respect to first nations’ individuals, communities or groups, or with respect to any non-governmental organizations, will be wholly in the discretion of the party claiming suspension of its obligations by reason thereof and that party will not be required to accede to the demands of its opponents in any such labour disturbance, dispute, strike or lock-out, or any other such disturbance or dispute, solely to remedy or remove the cause of the prevention or delay.

8.04

Exemption

The extension of time for the observance of conditions or performance of obligations as a result of force majeure will not relieve the Option Earner from its obligations under Section 5.02 or the Option Grantor of its obligations under Section 5.03.

SECTION 9 - CONFIDENTIAL INFORMATION

9.01

Confidential Information

(1)

All information, data, reports, records, studies and test results relating to the Property and the activities of the parties thereon pursuant to this Agreement and the terms and conditions of this Agreement, all of which is referred to in this Section 9 as “confidential information”, will be treated by the parties as confidential and must not be disclosed to any person not a party to this Agreement, except in the following circumstances:

(a)

a party may disclose confidential information to its auditors, legal counsel, consultants, institutional lenders, brokers, underwriters and investment bankers; provided that such non-party users are advised of the confidential nature of the confidential information, are required to maintain the confidentiality thereof and are strictly limited in their use of the confidential information to those purposes necessary for such non-party users to perform the services for which they were retained by the disclosing party;

(b)

a party may disclose confidential information that becomes part of the public domain other than through a breach of this Agreement or a breach of a separate obligation of confidentiality;

(c)

subsequently became available to the Option Earner on a non-confidential basis from a source other than the Option Grantor or its representatives, provided that such source was not bound by a confidentiality agreement with the Option Grantor or any of its representatives or otherwise prohibited from transmitting the Information to the Option Earner or its representatives by a contractual, legal or fiduciary obligation;

(d)

a party may disclose confidential information where that disclosure is necessary to comply with the disclosing party’s disclosure obligations and requirements (“Required Disclosure”) under any applicable securities law, rules or regulations or stock exchange listing agreements, policies or requirements or in relation to proposed credit arrangements (“Disclosure Authorities”); or

(e)

upon mutual agreement of the parties.

(2)

In the event that a party intends to make Required Disclosure, such party shall (to the extent permitted by the Disclosure Authorities) provide the other party with the full written text of the proposed Required Disclosure at least two Business Days before its first publication, unless such Required Disclosure must be made within a shorter period, in which case such party  shall provide the full written text of the proposed Required Disclosure to the other party for as long a period as is practicable in advance of its first publication.

(3)

Each party shall consider all reasonable amendments to the Required Disclosure as may be proposed by the other party.

(4)

Each party shall be solely and entirely responsible for the contents of its Required Disclosure and shall include in the Required Disclosure a statement as to that party’s sole and entire responsibility.

(5)

For the avoidance of doubt, nothing in this Section 9 shall prevent the parties from complying with obligations under applicable securities legislation, rules or policies or the rules or policies of any Exchange.

9.02

Information in Public Domain

Any confidential information that becomes part of the public domain by no act or omission in breach of Section 9.01 will cease to be confidential information for the purposes of Section 9.01.

9.03

News Releases

(1)

Other than as permitted under Section 9.01(1)(d), each party will obtain prior comments from the other party before issuing any press release or public statement:

(a)

using the other party’s name or the names of any of the other party’s assignees or of any of its officers, directors or employees or of its assignees; or

(b)

which contains confidential information.

(2)

Where a request is made for such approval, a reply thereto will be made within two Business Days after receipt of such request, failing which the party requesting will be entitled to issue its press release or public statement as if such consent had been given.

SECTION 10 - DISPUTE RESOLUTION

10.01

Arbitration

Either party may submit any dispute between the parties related to the subject matter of this Agreement to arbitration before a single arbitrator in accordance with the rules of the Commercial Arbitration Act of British Columbia (the “CAABC”) using “final offer” procedures.

10.02

Conduct of Arbitration

(1)

Except as specifically provided in this Section 10, an arbitration hereunder will be conducted in accordance with the rules of the CAABC (the “Rules”). The arbitrator will fix a time and place for the purpose of hearing the evidence and representations of the parties and he or she will preside over the arbitration and determine all questions of procedure not provided for under such Rules or this Section 10. After hearing any evidence and representations that the parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within 30 days after his or her appointment, subject to any reasonable delay due to unforeseen circumstances. The decision of the arbitrator may be entered into any court.

(2)

The expense of the arbitration, including travel costs and attorney’s fees and costs of the prevailing party, will be paid as specified in the award. The award of the single arbitrator will be final and binding upon each of the parties.

SECTION 11 - TERMINATION

11.01

Termination by Notice

Subject to its obligations to make the Expenditures required by Section 3.01(1)(a), the Option Earner may terminate this Agreement at any time prior to exercising all, or any stage of, the Option by giving 15 days’ advance written notice to that effect to the Option Grantor and, on receipt of such notice by the Option Earner and expiry of such notice period, this Agreement will be terminated and the provisions of Section 11.06 will apply.

11.02

Termination by Expiry

If the Option Earner fails to complete the First Option in accordance with Section 3.01, then this Agreement will expire and the provisions of Section 11.06 will apply.

11.03

Termination by Exercise

Subject to the obligations of the parties to enter into the Joint Venture in accordance with Section 4, this Agreement shall terminate upon the date that the Post Option Interests are first determinable ..

11.04

Termination for Default

If either party considers that the other party has defaulted under this Agreement (the purported defaulting party, the “Defaulting Party”), the “non-Defaulting Party” may give written notice to the Defaulting Party stating the specifics of the alleged default. If the Defaulting Party has failed to take reasonable steps to cure the default, has failed to dispute the notice of default or has failed to submit the matter of default to arbitration under Section 10 within 30 Business Days of such notice, then the other party may terminate this Agreement by giving the Defaulting Party written notice of such termination and the Defaulting Party will have no liability to the other party under or in relation to this Agreement except as provided in Section 11.06.  For greater certainty, this Section 11.04 does not apply to a failure by the Option Earner to exercise the First Option, the Second Option or the Third Option.

11.05

No Other Termination

This Agreement may not be terminated by any party except as expressly provided in Sections 11.01, 11.03 or 11.04, or by expiry under Section 11.02.

11.06

Effect of Termination

Notwithstanding the termination of this Agreement:

(a)

unless the First Option is exercised, the Option Earner will remove from the Property any temporary structures, plant, equipment, machinery, tools, appliances and supplies belonging to the Option Earner within 60 days of termination;

(b)

unless the First Option is exercised, the Option Earner will fulfil the reclamation obligations required under any Applicable Laws, rules and regulations of public bodies having jurisdiction over the exploration, development or operation of the Property arising out of the Option Earner’s activities on the Property;

(c)

unless the First Option is exercised, the Option Earner will have no interest in the Property;

(d)

subject to Section 3.01(1)(a), the Option Earner will have no obligation to continue to make any of the payments or Expenditures in respect of the Option, or any portion thereof, that have not yet been made as of  the date of termination;

(e)

the Option Earner shall ensure that all Mineral Rights and Surface Rights shall be in good standing for a period of not less than 60 days from the date of termination; and

(f)

the indemnities contained in Sections 2.03 and 5.02 and the obligations of the Option Earner pursuant to Section 9 and all other provisions hereof necessary for the interpretation and enforcement thereof will remain in full force and effect.

SECTION 12- NOTICE

12.01

Method

(1)

Each notice, demand or other communication required or permitted to be given under this Agreement will be in writing and will be personally delivered or sent by facsimile transfer or some other similar form of electronic communications addressed as follows:

(2)

If to the Option Earner, at:

IMA Exploration Inc.
Suite 709 – 837 West Hastings Street
Vancouver, B.C.  V6C 3N6

Attention:  Art Lang or Joseph Grosso
Fax:  604-687-1858

(3)

If to the Option Grantor, at:

Western Copper Corporation
2050 -1111 West Georgia Street
Vancouver, B.C.  V6E 4M3

Attention:  Dale Corman, CEO
Fax:  (604) 669-2926

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either party to the other.  Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.  If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by electronic communication.

12.02

Amending Addresses

Either party may at any time and from time to time notify the other party in accordance with this Section 12 of a change of address, to which all notices shall hereafter be given to it until further changed.

SECTION 13 - GENERAL

13.01

Entire Agreement

Except for the Confidentiality Agreement entered into by the parties as of April 8, 2008, this Agreement constitute the entire agreement between the parties hereto and supersedes and replaces any other agreement, arrangement or understandings, whether oral or written, express or implied, statutory or otherwise heretofore existing between the parties in respect of the subject matter of this Agreement.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

13.02

No Waiver of Breaches

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

13.03

Further Assurances

The parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Assets.

13.04

Manner of Payment

All payments to be made to any party hereunder may be made by cheque or draft mailed or delivered to such party at its address for notice purposes as provided herein, or wire transferred for the account of such party to such bank or banks in Canada as such party may designate from time to time by written notice. Such bank or banks will be deemed the agent of the designating party for the purposes of receiving, collecting and receipting such payment.

13.05

Enurement

This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

13.06

Special Remedies

Each of the parties agrees that its failure to comply with the covenants and restrictions set out in Section 7 and Section 9 would constitute an injury and damage to the other party impossible to measure monetarily and, in the event of any such failure, the other party will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing the provisions of Section 7 and Section 9, as the case may be, and any party intending to breach the provisions of Section 7 and Section 9 hereby waives any defence it may have in law to such injunctive or equitable relief.

13.07

Remedies Cumulative

The right and remedies of the parties under this Agreement are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise.  No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

13.08

Time of the Essence

Time is of the essence of this Agreement.

13.09

Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and same instrument.

13.10

Facsimiles, Etc.

Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

IN WITNESS WHEREOF the parties have executed this Agreement.

IMA EXPLORATION INC.

By:

“Joesph Grosso”

Name:  Joseph Grosso

Title:  President and CEO

By:

“Arthur Lang”

Name:  Arthur Lang

Title:  CFO

WESTERN COPPER CORPORATION

By:

“Dale Corman”

Name:  Dale Corman

Title:  Chief Executive Officer

By:

“Julien Francois”

Name:  Julien Francois

Title:  Chief Financial Officer

SCHEDULE A
THE PROPERTY

Tenure Number	Tenure Type	Claim Name	Owner ID	Map Number	Good To Date	Status
229789	Mineral	EXPO 1013 FR.	135925 (100%)	092L	2011/aug/05	GOOD
229790	Mineral	EXPO 1014 FR.	135925 (100%)	092L	2011/aug/05	GOOD
229791	Mineral	EXPO 1015 FR.	135925 (100%)	092L	2011/aug/05	GOOD
231651	Mineral	HEP #36	135925 (100%)	092L	2011/aug/05	GOOD
231667	Mineral	HEP #54	135925 (100%)	092L	2011/aug/05	GOOD
231668	Mineral	HEP #55	135925 (100%)	092L	2011/aug/05	GOOD
231669	Mineral	HEP #56	135925 (100%)	092L	2011/aug/05	GOOD
231671	Mineral	HEP #58	135925 (100%)	092L	2011/aug/05	GOOD
231672	Mineral	HEP #59	135925 (100%)	092L	2011/aug/05	GOOD
231933	Mineral	EXPO 190	135925 (100%)	092L	2011/aug/05	GOOD
231934	Mineral	EXPO 191	135925 (100%)	092L	2011/aug/05	GOOD
231961	Mineral	EXPO 218	135925 (100%)	092L	2011/aug/05	GOOD
231963	Mineral	EXPO 220	135925 (100%)	092L	2011/aug/05	GOOD
231965	Mineral	EXPO 222	135925 (100%)	092L	2011/aug/05	GOOD
231966	Mineral	EXPO 223	135925 (100%)	092L	2011/aug/05	GOOD
231968	Mineral	EXPO 225	135925 (100%)	092L	2011/aug/05	GOOD
231980	Mineral	EXPO 227	135925 (100%)	092L	2011/aug/05	GOOD
231982	Mineral	EXPO 229	135925 (100%)	092L	2011/aug/05	GOOD
231984	Mineral	EXPO 231	135925 (100%)	092L	2011/aug/05	GOOD
231990	Mineral	EXPO 237	135925 (100%)	092L	2011/aug/05	GOOD
231991	Mineral	EXPO 238	135925 (100%)	092L	2011/aug/05	GOOD
231995	Mineral	EXPO 242	135925 (100%)	092L	2011/aug/05	GOOD
231997	Mineral	EXPO 244	135925 (100%)	092L	2011/aug/05	GOOD
232000	Mineral	EXPO 247	135925 (100%)	092L	2011/aug/05	GOOD
232001	Mineral	EXPO 248	135925 (100%)	092L	2011/aug/05	GOOD
232002	Mineral	EXPO 249	135925 (100%)	092L	2011/aug/05	GOOD
232004	Mineral	EXPO 251	135925 (100%)	092L	2011/aug/05	GOOD
232005	Mineral	EXPO 252	135925 (100%)	092L	2011/aug/05	GOOD
232006	Mineral	EXPO 253	135925 (100%)	092L	2011/aug/05	GOOD
232007	Mineral	EXPO 254	135925 (100%)	092L	2011/aug/05	GOOD
232008	Mineral	EXPO 255	135925 (100%)	092L	2011/aug/05	GOOD
232011	Mineral	EXPO 258	135925 (100%)	092L	2011/aug/05	GOOD
232015	Mineral	EXPO 262	135925 (100%)	092L	2011/aug/05	GOOD
232017	Mineral	EXPO 264	135925 (100%)	092L	2011/aug/05	GOOD
232019	Mineral	EXPO 266	135925 (100%)	092L	2011/aug/05	GOOD
232020	Mineral	EXPO 267	135925 (100%)	092L	2011/aug/05	GOOD
232021	Mineral	EXPO 268	135925 (100%)	092L	2011/aug/05	GOOD
232022	Mineral	EXPO 269	135925 (100%)	092L	2011/aug/05	GOOD
232024	Mineral	EXPO 271	135925 (100%)	092L	2011/aug/05	GOOD
232025	Mineral	EXPO 272	135925 (100%)	092L	2011/aug/05	GOOD
232026	Mineral	EXPO 273	135925 (100%)	092L	2011/aug/05	GOOD
232027	Mineral	EXPO 274	135925 (100%)	092L	2011/aug/05	GOOD

232028	Mineral	EXPO 275	135925 (100%)	092L	2011/aug/05	GOOD
232030	Mineral	EXPO 278	135925 (100%)	092L	2011/aug/05	GOOD
232037	Mineral	EXPO 285	135925 (100%)	092L	2011/aug/05	GOOD
232041	Mineral	EXPO 289	135925 (100%)	092L	2011/aug/05	GOOD
232044	Mineral	EXPO 292	135925 (100%)	092L	2011/aug/05	GOOD
232045	Mineral	EXPO 293	135925 (100%)	092L	2011/aug/05	GOOD
232046	Mineral	EXPO 294	135925 (100%)	092L	2011/aug/05	GOOD
232105	Mineral	EXPO 312	135925 (100%)	092L	2011/aug/05	GOOD
232107	Mineral	EXPO 314	135925 (100%)	092L	2011/aug/05	GOOD
232220	Mineral	EXPO 326	135925 (100%)	092L	2011/aug/05	GOOD
232228	Mineral	EXPO 504 FR	135925 (100%)	092L	2011/aug/05	GOOD
232275	Mineral	EXPO 1008 FR	135925 (100%)	092L	2011/aug/05	GOOD
232276	Mineral	EXPO 1011 FR	135925 (100%)	092L	2011/aug/05	GOOD
232277	Mineral	EXPO 1012 FR	135925 (100%)	092L	2011/aug/05	GOOD
232306	Mineral	DON 9 FR.	135925 (100%)	092L	2011/aug/05	GOOD
232307	Mineral	DON 10 FR.	135925 (100%)	092L	2011/aug/05	GOOD
232308	Mineral	DON 11 FR.	135925 (100%)	092L	2011/aug/05	GOOD
232309	Mineral	DON 12 FR.	135925 (100%)	092L	2011/aug/05	GOOD
232310	Mineral	DON 13 FR.	135925 (100%)	092L	2011/aug/05	GOOD
371777	Mineral	APPLE BAY THREE	135925 (100%)	092L	2009/feb/03	GOOD
374744	Mineral	APPLE BAY FOUR	135925 (100%)	092L	2009/feb/03	GOOD
377240	Mineral	APPLE BAY TWO	135925 (100%)	092L	2009/feb/03	GOOD
394718	Mineral	APPLE BAY NINETEEN	135925 (100%)	092L	2009/feb/03	GOOD
398335	Mineral	APPLE BAY TWENTY	135925 (100%)	092L	2009/feb/03	GOOD
402033	Mineral	APPLE BAY TWENTY-THREE	135925 (100%)	092L	2009/feb/03	GOOD
402037	Mineral	APPLE BAY TWENTY SEVEN	135925 (100%)	092L	2009/feb/03	GOOD
402513	Mineral	NORTHWEST 900	135925 (100%)	092L	2010/feb/03	GOOD
405216	Mineral	NORTHWEST 901	135925 (100%)	102I	2009/feb/03	GOOD
501677	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
506021	Mineral	Wanakana Central	135925 (100%)	092L	2009/feb/03	GOOD
509465	Mineral	mo 1	135925 (100%)	092L	2009/feb/03	GOOD
509466	Mineral	mo 2	135925 (100%)	092L	2009/feb/03	GOOD
509467	Mineral	mo 3	135925 (100%)	092L	2009/feb/03	GOOD
509468	Mineral	mo 4	135925 (100%)	092L	2009/feb/03	GOOD
509469	Mineral	mo 5	135925 (100%)	092L	2009/feb/03	GOOD
509470	Mineral	mo 6	135925 (100%)	092L	2009/feb/03	GOOD
509471	Mineral	mo 7	135925 (100%)	092L	2009/feb/03	GOOD
509472	Mineral	mo 8	135925 (100%)	092L	2009/feb/03	GOOD
509474	Mineral	mo 9	135925 (100%)	092L	2009/feb/03	GOOD
509475	Mineral	mo 10	135925 (100%)	092L	2009/feb/03	GOOD
509476	Mineral	mo 11	135925 (100%)	092L	2009/feb/03	GOOD
509479	Mineral	mo 12	135925 (100%)	092L	2009/feb/03	GOOD
509480	Mineral	mo 13	135925 (100%)	092L	2009/feb/03	GOOD
509481	Mineral	mo 14	135925 (100%)	092L	2009/feb/03	GOOD
509482	Mineral	mo 15	135925 (100%)	092L	2009/feb/03	GOOD

509483	Mineral	mo 16	135925 (100%)	092L	2009/feb/03	GOOD
509485	Mineral	mo 17	135925 (100%)	092L	2009/feb/03	GOOD
509486	Mineral	mo 18	135925 (100%)	092L	2009/feb/03	GOOD
509487	Mineral	mo 19	135925 (100%)	092L	2009/feb/03	GOOD
512085	Mineral	FILL 1	135925 (100%)	092L	2012/feb/03	GOOD
512087	Mineral	FILL 2	135925 (100%)	092L	2012/feb/03	GOOD
512088	Mineral	FILL 3	135925 (100%)	092L	2012/feb/03	GOOD
512089	Mineral	FILL 4	135925 (100%)	092L	2012/feb/03	GOOD
512091	Mineral	FILL 5	135925 (100%)	092L	2012/feb/03	GOOD
512092	Mineral	FILL 6	135925 (100%)	092L	2012/feb/03	GOOD
512093	Mineral	FILL 7	135925 (100%)	092L	2012/feb/03	GOOD
512094	Mineral	FILL 8	135925 (100%)	092L	2012/feb/03	GOOD
512095	Mineral	FILL 9	135925 (100%)	092L	2012/feb/03	GOOD
512096	Mineral	FILL 10	135925 (100%)	092L	2010/feb/03	GOOD
512102	Mineral	FILL 11	135925 (100%)	092L	2012/feb/03	GOOD
512103	Mineral	FILL 12	135925 (100%)	092L	2009/feb/03	GOOD
512104	Mineral	FILL 13	135925 (100%)	092L	2012/feb/03	GOOD
512105	Mineral	FILL 14	135925 (100%)	092L	2012/feb/03	GOOD
512107	Mineral	FILL 15	135925 (100%)	092L	2012/feb/03	GOOD
512108	Mineral	FILL 15	135925 (100%)	092L	2012/feb/03	GOOD
512109	Mineral	FILL 16	135925 (100%)	092L	2012/feb/03	GOOD
512110	Mineral	FILL 17	135925 (100%)	092L	2012/feb/03	GOOD
512111	Mineral	FILL 18	135925 (100%)	092L	2012/feb/03	GOOD
512113	Mineral	FILL 18	135925 (100%)	092L	2012/feb/03	GOOD
512114	Mineral	FILL 19	135925 (100%)	092L	2012/feb/03	GOOD
512115	Mineral	FILL 20	135925 (100%)	102I	2012/feb/03	GOOD
512116	Mineral	FILL 21	135925 (100%)	102I	2012/feb/03	GOOD
512117	Mineral	FILL 22	135925 (100%)	092L	2012/feb/03	GOOD
512118	Mineral	FILL 23	135925 (100%)	092L	2012/feb/03	GOOD
512120	Mineral	FILL 24	135925 (100%)	092L	2012/feb/03	GOOD
512122	Mineral	FILL 25	135925 (100%)	092L	2012/feb/03	GOOD
512952	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512963	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512964	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512966	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512967	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512968	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512972	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512980	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512983	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512984	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512986	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512988	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512989	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512990	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512993	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512994	Mineral		135925 (100%)	092L	2016/aug/05	GOOD

512996	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
512999	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513006	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513013	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513026	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513053	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513057	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513060	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513062	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513065	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513066	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513067	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513068	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513071	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513072	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513075	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513076	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513077	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513078	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513080	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513082	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513086	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513087	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513089	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513090	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513091	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513092	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513093	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513094	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513104	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513107	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513108	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513109	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513172	Mineral		135925 (100%)	092L	2016/aug/05	GOOD
513183	Mineral	CONNECT01	135925 (100%)	092L	2009/feb/03	GOOD
513758	Mineral	RED DOG NORTH	135925 (100%)	092L	2009/feb/03	GOOD
513760	Mineral	HEP 2.2	135925 (100%)	092L	2009/feb/03	GOOD
513909	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
513910	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
513911	Mineral		135925 (100%)	092L	2010/feb/03	GOOD
513912	Mineral		135925 (100%)	102I	2010/feb/03	GOOD
513913	Mineral		135925 (100%)	102I	2009/feb/03	GOOD
513914	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
513926	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
513927	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
513929	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
513930	Mineral		135925 (100%)	092L	2009/feb/03	GOOD

513931	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515275	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515276	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515277	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515278	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515279	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515280	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515281	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515282	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515283	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515284	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515285	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515313	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515593	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515594	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515595	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
515596	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516074	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516075	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516076	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516077	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516078	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516079	Mineral	QUATSE LAKE TOO	135925 (100%)	092L	2009/nov/15	GOOD
516081	Mineral		135925 (100%)	102I	2009/feb/03	GOOD
516527	Mineral		135925 (100%)	092L	2009/feb/03	GOOD
516529	Mineral	APPLE BAY 9PLUS	135925 (100%)	092L	2009/feb/03	GOOD
516930	Mineral	NORTH RG	135925 (100%)	092L	2009/feb/03	GOOD
517055	Mineral	NEW 402513	135925 (100%)	092L	2010/feb/03	GOOD
517076	Mineral	NEW RD	135925 (100%)	092L	2009/feb/03	GOOD
517123	Mineral	RD NORTHEAST	135925 (100%)	092L	2009/feb/03	GOOD
517213	Mineral	HOLBERG	135925 (100%)	092L	2009/feb/03	GOOD
517236	Mineral	NUMMMIS	135925 (100%)	092L	2009/feb/03	GOOD
517541	Mineral	APPLE BAY TEN	135925 (100%)	092L	2009/feb/03	GOOD
518531	Mineral		135925 (100%)	092L	2012/feb/03	GOOD
525702	Mineral	HUSHAMU NORTHEAST	135925 (100%)	092L	2009/jan/17	GOOD

SCHEDULE B
JOINT VENTURE AGREEMENT TERMS

All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Option Agreement dated as of August 15, 2008 between IMA Exploration Inc. and Western Copper Corporation.  In addition to the terms provided below, the Joint Venture Agreement shall contain Sections 6, 7 and 9 of the Option Agreement.

SECTION 1

1.01

Establishment of the Joint Venture

(1)

The Joint Venture will be established upon the date that the Post Option Interests are first determinable.

(2)

Upon establishment of the Joint Venture and for so long as the Option Earner holds a 49% or greater Participating Interest, the Option Earner has the right to elect to continue to be the Operator or to select a third party, which may include an Affiliate of the Option Earner, to act as Operator on behalf of the Option Earner and the Option Grantor (the “Joint Venture Participants”).

1.02

Objects of the Joint Venture

The objects of the Joint Venture shall be for the Joint Venture Participants, as the co-owners of the Property to conduct Exploration, Development and Mining with respect to the Property, and to undertake and do everything else which is incidental or ancillary to the attainment of these objects.

1.03

Legal Relationship to be Established

(1)

With effect from the establishment of the Joint Venture, the Joint Venture Participants shall cooperate with each other as the co-owners in their respective percentage undivided beneficial ownership share (each, a “Participating Interest”) in all of the Assets of the Joint Venture (the “Joint Venture Participation Ratio”).

(2)

The initial Participating Interests of the Joint Venture Participants shall be their respective Post Option Interests.

(3)

All the rights and obligations which accrue to, and are incurred by, the Joint Venture Participants as against third parties in pursuing the objects of the Joint Venture, shall accrue to and be incurred by the Joint Venture Participants pro rata to their interest in the Joint Venture, and not jointly and severally.

(4)

The Joint Venture shall not be construed as creating a partnership between the Joint Venture Participants, their intention being merely to co-operate with each other and to act together as the co-owners of the Property ..

(5)

Neither Joint Venture Participant shall be entitled to incur any obligations on behalf of the other.

1.04

Management Committee

(1)

The overall direction and management of the Joint Venture shall be governed by a management committee (the “Management Committee”) with respect to the scope of the objects of the Joint Venture, and accordingly the Joint Venture Participants and the Operator shall be bound by all decisions properly taken by the Management Committee.  The Management Committee shall have the sole power to cause the Joint Venture to commence or cease Mining

(2)

The Management Committee shall consist of four members, with each Joint Venture Participant appointing two members.

(3)

Notwithstanding the makeup of the Management Committee, the aggregate votes carried by both of the members appointed by each Joint Venture Participant shall equal the Joint Venture Participation Ratio of the Joint Venture Participant appointing such members.  All decisions shall be on a simple majority basis save that 75% of the eligible votes of the Joint Venture Participants shall be required to approve the following matters:

(a)

the giving of any guarantee or of any security by the Joint Venture over all or part of the Assets;

(b)

any matter going to the fundamental operation of the Joint Venture or the relationship of the Joint Venture, including any decision to suspend or defer Joint Venture activities, commence or recommence Mining , place any Mining operations on a care and maintenance basis, abandon or surrender all or a portion of the Property , or suspend the Joint Venture; and

(c)

the establishment of and any change to the accounting procedure of the Joint Venture or the appointment or removal of auditors of the Joint Venture.

1.05

Funding of the Joint Venture

(1)

“Capital Expenditure” means all expenditures which are generally regarded in the mining industry as expenditure of a capital nature and “Operating Expenditure” means every expenditure of any kind other than Capital Expenditure incurred in the management, administration, financing and operation of the Joint Venture.

(2)

The costs to be borne by the Joint Venture Participants shall include all Operating Expenditure and Capital Expenditure of every kind which is properly incurred in accordance with the provisions of the Joint Venture Agreement.

(3)

All Operating Expenditure and Capital Expenditure shall be borne between the Joint Venture Participants in their respective Joint Venture Participation Ratios.

(4)

If a mine is established, the Joint Venture Participants shall bear and be liable for, all the costs of operating and maintaining the mine, including the costs of closure when this becomes necessary, in their respective Joint Venture Participation Ratios.

1.06

Budgeting

The Management Committee will be responsible for approving the annual budgets for the funding pursuant to Section 1.05 of the Joint Venture and, subject to Section 1.07, each Joint Venture Participant will contribute its pro rata share of the cash requirement as and when called for by the Operator.

1.07

Election not to Contribute to Budgets

(1)

Each Joint Venture Participant (the “Non-Contributing Participant”) will be entitled to elect to contribute to the costs of a budget in some lesser amount than its Participating Interest, or not to contribute at all.

(2)

If the Non-Contributing Participant elects to contribute to the costs of a budget in some lesser amount than its Participating Interest, or not to contribute at all, and the other Joint Venture Participant (the “Contributing Participant”) contributes to the costs of such budget in proportion to its Participating Interest, the Participating Interest of such Non-Contributing Participant will be reduced effective as of the date the budget (the “Diluting Date”) in accordance with Section 1.08.

(3)

If each Joint Venture Participant elects or fails to contribute to the costs of a budget in some lesser amount than its Participating Interest, or elects or fails to contribute at all, then the proposed budget will be deemed to be withdrawn, subject to the right of the Management Committee to prepare a new budget for approval.

1.08

Provisional Recalculation

(1)

The Non-Contributing Participant’s Participating Interest will be provisionally recalculated effective as of the Diluting Date according to the following formula:

R

=

RCA (P) x 100%

     RCA (AP)

Where:

R

=

The recalculated Participating Interest of the Non-Contributing Participant expressed as a percentage.

RCA (P)

=

The Non-Contributing Participant’s aggregate contributions to the Joint Venture immediately prior to the Diluting Date, as adjusted for the debits and credits in terms of the   budget and the Non-Contributing Participant’s commitment to fund any contributions to the budget, if any.

RCA (AP)

=

The Joint Venture Participants’ aggregate contributions to the Joint Venture immediately prior to the Diluting Date, as adjusted for anticipated debits and credits based on the budget and both Joint Venture Participants’ contributions or defaults of contributions to the budget.

(2)

Solely for the purposes of determining the aggregate contributions of the Joint Venture Participants for the calculation under Section 1.08(1), upon formation of the Joint Venture:

(a)

the initial contribution of the Option Earner to the Joint Venture shall be the expenditures (the “ Option Expenditures ”) incurred by it in exercising the First Option, the Second Option, and the Third Option, as applicable; and

(b)

the initial contribution of the Option Grantor to the Joint Venture shall be deemed to be equal to the product of (i) the initial Participating Interest of the Option Grantor divided by the initial Participating Interest of the Option Earner; and (ii) the Option Expenditures.

(3)

The Participating Interest of the Contributing Participant shall be increased with effect as of the Diluting Date in proportion to the Reduction Percentage (taking into account any contributions of Shortfall pursuant to Section 1.09); provided that, the “Reduction Percentage” is the percentage by which a Non-Contributing Participant’s Participating Interest is reduced pursuant to the recalculation in Section 1.08(1), being the Participating Interest of such Non-Contributing Participant immediately prior to the Diluting Date less R (as defined in Section 1.08(1)).

1.09

Shortfall

(1)

The Contributing Participant will be entitled, but shall not be obligated to, elect, by written notice to the Non-Contributing Participant, to contribute all, but not less than all, of the amount of the shortfall of the Non-Contributing Participant’s contribution (the “Shortfall”).  If the Contributing Participant fails to make an election within the time prescribed, it shall be deemed to have elected not to contribute the Shortfall.

(2)

If the entire amount of the Shortfall has not been contributed by the Contributing Participant, the proposed budget shall be deemed to be withdrawn, subject to the right of the Management Committee to propose a new budget for approval.

(3)

For greater certainty, any amount of Shortfall that the Contributing Participant funds shall be deemed to be a contribution of such Contributing Participant and not of the Non-Contributing Participant.

1.10

Elimination of Minority Interest

Upon the reduction of the Participating Interest of a Joint Venture Participant (the “Withdrawing Participant”) to ten percent (10%) or less, the other Joint Venture Participant

(the “Non-Withdrawing Participant”) shall have the right at any time to elect to require that the Withdrawing Participant’s Participating Interest shall be converted to a net smelter royalty on substantially the terms and conditions of the net smelter royalty agreement set out as Appendix I hereto (the “NSR Royalty” ) .. If the Withdrawing Participant’s interest is reduced to 1%, the  Non-Withdrawing Participant will be deemed to have exercised such election.   The net smelter royalty percentage shall be one percent (1%) ..  Upon the exercise of such election by the Non-Withdrawing Participant, the Withdrawing Participant shall be deemed to have withdrawn from the Joint Venture and the Withdrawing Participant's sole right will be to receive the net smelter royalty.

1.11

Buy-out Option

The Non-Withdrawing Participant shall have the option at any time to purchase the full right, title and interest of the NSR Royalty from the Withdrawing Participant, which option shall be exercisable by such Non-Withdrawing Participant delivering written notice to the Withdrawing Participant, in which case the buy-out price shall be the net present value of the NSR Royalty as calculated by a qualified independent evaluator agreed to by the Parties and, in the absence of such agreement, appointed by the President of the Canadian Institute of Chartered Business Valuators, or any successor institute, at the request of either Party.   .

1.12

Accounting and Other Records

(1)

Management accounts shall be prepared by the Management Committee for each month during the period of the Joint Venture Agreement and shall, in conformity with Accounting Principles and Standards, fairly present the state of affairs of the Joint Venture and its operations as at the end of each month.

(2)

A separate bank account shall be established and maintained for the Joint Venture and shall be operated in accordance with the directions of the Management Committee from time to time.

(3)

Each party and its representatives (including its auditors from time to time) shall be entitled to have full access at all reasonable times to all the accounting and other records which are kept for the Joint Venture and shall be entitled to inspect and make copies of all those records as they may reasonably require from time to time at its own cost.

(4)

Detailed annual financial statements, in accordance with Accounting Principles and Standards, shall be prepared for the Joint Venture, which statements shall be duly audited by independent, external auditors appointed by the Management Committee for that purpose.

1.13

Pre-Emptive Rights

(1)

If a party elects to sell its Participation Interest, the selling participant shall first offer its Participation Interest to the other Joint Venture Participant. The selling participant may not sell its Participation Interest to a third party on terms more favourable than that offered to the other Joint Venture Participant.

(2)

Subject to 1.10(1) neither party shall, for the duration of the Joint Venture, transfer, alienate, encumber or grant any right of use in any part of its Participation Interest, except with the express written consent of the other party or in connection with financing arrangements to fund its participation in the Joint Venture.

1.14

Title to Property and Abandonment

(1)

As soon as reasonably practicable following formation of the Joint Venture, the Joint Venture Participants will take such actions as are necessary to register legal title to the Property in the name of an incorporated nominee wholly owned by the Joint Venture, which will hold such Property in trust for the Joint Venture Participants in proportion to their respective Joint Venture Participation Ratios from time to time.

(2)

If the Management Committee elects at any time to abandon any one or more of the mineral claims comprised in the Property, it shall provide the Joint Venture Participant holding the minority interest in the Joint Venture with the right to acquire such mineral claims.  For a period of 30 days after the date of delivery of such notice, such Joint Venture Participant may elect to have any or all of the mineral claims in respect of which such notice has been given transferred to it by delivery of a written request therefor to the Management Committee, whereupon the Management Committee shall deliver to such Joint Venture Participant a bill of sale or other appropriate deed or assurance in registrable form transferring such mineral claims to such Joint Venture Participant.  Any claims so transferred, shall be in good standing under the Mineral Tenure Act (British Columbia) for at least 90 days from the date of transfer.  If such Joint Venture Participant fails to make a written request to transfer such mineral claims within such 30 day period, the Management Committee may then abandon such mineral claims without further notice to such Joint Venture Participant. Upon any such transfer or abandonment the mineral claims so transferred or abandoned shall for all purposes of this Agreement cease to form part of the Property.

1.15

Delivery of Information

The Management Committee, upon reasonable notice from a Joint Venture Participant, shall provide to the directors, officers, employees and designated consultants and agents of such Joint Venture Participant any and all data resulting from Exploration, Development or Mining activity or other field operations, including but not limited to maps, drill logs, core tests, pulps, reports, surveys, assays and analyses and to cooperate and assist such Joint Venture Participant in the preparation of any technical reports required for the purpose of Applicable Laws and policies and rules of any Exchange ..

1.16

Dispute Resolution

Disputes under the Joint Venture will first be referred to the chief executive officers of the Joint Venture Participants and , if not resolved within 14 days of such referral , then referred to arbitration.  The Rules will apply and arbitration will be held in Vancouver, British Columbia.  Arbitration will be binding except in event of manifest error.

1.17

Duration

The Joint Venture shall endure, until:

(a)

termination of the Joint Venture by mutual written agreement between the Joint Venture Participants;

(b)

liquidation or insolvency of a Joint Venture Participant;

(c)

closure of any mine or mines operated as part of the Joint Venture, at the end of its economic life, as agreed by the Joint Venture Participants; or

(d)

the interest of a Joint Venture Participant has been converted to a net smelter royalty in accordance with Section 1.10 ..

APPENDIX I
NET SMELTER ROYALTY AGREEMENT

SCHEDULE C
DISCLOSED ENCUMBRANCES

10% Net Profits Royalty set forth in the following agreements:

1.

Letter Agreement dated April 13, 1987 between Utah International Inc. and Moraga Resources Ltd.

2.

Agreement Governing the Transfer of Mineral Claims dated July 1, 1997 between BHP Minerals Canada Ltd. and Jordex Resources Inc.

3.

First Amending Agreement dated June 5, 2002 between BHP Billiton Diamonds Inc. (formerly, BHP Minerals Canada Inc.) and ITech Capital Corp. (formerly Jordex Resources Inc.).

4.

Royalty Assignment Agreement (Sale) – Expo dated March 31, 2005 between BHP Billiton Diamonds Inc. and International Royalty Corporation.

$1,000,000 Production Payment set forth in the following agreement:

Share Purchase Agreement dated August 21, 2002 between Itech Capital Corp. (now Sirit Inc.), CRS Copper Resources Corp. and Moraga Resources Ltd.

Rights to explore and exploit industrial minerals set forth in the following agreement:

Letter agreement dated February 3, 2005 between Lumina Copper Corp. and Electra Gold Ltd., which agreement provides rights to explore and exploit for non-metallic industrial minerals, subject to certain rights of termination and to receiving from ITech Capital Corp. and BHP Billiton World Exploration Inc. releases of underlying obligations, or confirmation that they are not exigible, which releases and confirmations have either been refused or not provided when requested, all as more specifically provided in the agreement.